EXHIBIT 10.131

AMENDMENT TO THE LICENSE AGREEMENT

BY AND BETWEEN

INDEVUS PHARMACEUTICALS, INC. AND PALIGENT INC.

THIS AMENDMENT, dated as of April 10, 2003, by and between Paligent Inc., formerly Heavenlydoor.com, Inc. (“Paligent”) and Indevus Pharmaceuticals, Inc., formerly Interneuron Pharmaceuticals, Inc. (“Indevus”), amends the License Agreement effective as of June 14, 2000 (the “License Agreement”) by and between Paligent and Indevus.

W I T N E S S E T H:

WHEREAS, Paligent and Indevus desire to amend the License Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Each reference in the License Agreement to “Heavenlydoor.com, Inc.” shall be construed as “Paligent Inc.,” and each reference to “HDCI” shall be construed as “Paligent.”

2. Each reference in the License Agreement to “Interneuron Pharmaceuticals, Inc.” shall be construed as “Indevus Pharmaceuticals, Inc.,” and each reference to “Interneuron” shall be construed as “Indevus.”

3. Except as otherwise defined herein, all defined terms used herein shall have the meanings set forth in the License Agreement.

4. Section 5.2.(a) of the License Agreement is hereby deleted, amended and restated to read in its entirety as follows:

“(a) $500,000 on or before April 15, 2003, in immediately available funds by wire transfer to an account specified in writing by Paligent.”

5. Section 5.4 of the License Agreement is hereby amended by adding a new Section 5.4.4 thereto, which Section shall read in its entirety as follows:

“5.4.4 Second Option. At any time prior to September 30, 2004, Indevus shall have the option (the “Second Option”) to (i) buy out the royalty obligations set forth in Section 5.3, the milestone payment obligation set forth in Section 5.2.(b) and any other payment(s) which may be or which may become at any time due or owing by Indevus to Paligent under the License Agreement (other than for reimbursement of out-of-pocket expenses, if any, provided for under Article VII of the License Agreement), and (ii) obtain an assignment from Paligent to Indevus of all rights, title, interest (and obligations, if any, provided for under Article VII of the License Agreement), throughout the Territory, in and to the Patent Assets and the HDCI (Paligent) Know How, for $500,000. In the event Indevus determines to exercise the Second Option, it shall pay Paligent $500,000 in immediately available funds by wire transfer to an account specified in writing by Paligent upon execution by the Parties of an assignment agreement, whereupon the License Agreement shall terminate. Paligent shall assist and cooperate with Indevus in evidencing and perfecting the assignment, including executing all documents Indevus may reasonably request for such purpose, all such assistance, cooperation and document preparation to be at the sole cost and expense of Indevus, exclusive of legal fees and expenses of counsel for Paligent.”

6. Section 9.4 of the License Agreement is hereby amended by replacing the address of Paligent with the following:

Paligent Inc.

369 Lexington Avenue, 10th Floor

New York, NY 10017

Attention: President

Fax No. 212-983-2379

7. Except as expressly amended or waived by this Amendment, all of the provisions of the License Agreement shall remain in full force and effect. All references to the License Agreement, from and after the date hereof, shall be to the License Agreement as amended by this Amendment.

8. In the event that any of the provisions contained in this Amendment are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purpose of this Amendment.

9. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflicts of law.

10. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

PALIGENT INC.

By:	/S/ Salvatore A. Bucci
Name:	Salvatore A. Bucci
Title:	President and Chief Executive Officer

INDEVUS PHARMACEUTICALS, INC.

By:	/S/ M.S. Butler
Name:	M.S. Butler
Title:	EVP

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